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                                                              Exhibit 10.21

                           NETWORK COMPUTER, INC.

                           STOCKHOLDERS AGREEMENT

         This Stockholders Agreement (the "AGREEMENT") is made as of August 11, 1997 by and among Network Computer, Inc., a Delaware corporation (the "COMPANY"), Oracle Corporation, a Delaware corporation ("ORACLE"), and the parties listed on EXHIBIT A hereto (each a "NAVIO STOCKHOLDER" and collectively, the "NAVIO STOCKHOLDERS"), each of which is presently a stockholder of Navio Communications, Inc., a Delaware corporation ("NAVIO"). Oracle and the Navio Stockholders are sometimes collectively referred to herein as the "STOCKHOLDERS."

                                   RECITALS

         A. The Company and Navio have entered into an Agreement and Plan of Merger dated as of May 16, 1997 (the "MERGER AGREEMENT") pursuant to which Navio will be merged (the "MERGER") with and into the Company upon and subject to the terms and conditions set forth therein.

         B. Oracle is the sole stockholder of the Company. Upon consummation of the Merger, each of the Navio Stockholders will become stockholders of the Company.

         C. Certain parties hereto are also parties to a Put/Call and Voting Agreement of even date herewith (the "PUT/CALL AND VOTING AGREEMENT") with certain other holders of equity interests in Navio, which agreement is related in certain respects to this Agreement.

         D. The Company and the Stockholders each desire to provide for certain agreements and understandings with respect to the ownership and transfer of shares of the Company's capital stock as well as for certain agreements with respect to certain matters relating to the governance of the Company following consummation of the Merger.

                                   AGREEMENT

         The parties hereby agree as follows:

              1. REGISTRATION RIGHTS. The Company and the Stockholders covenant and agree as follows:

                   1.1  DEFINITIONS.  For purposes of this Agreement:

                        (a) All capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to them in the Merger Agreement.

                        (b)  The terms "REGISTER," "REGISTERED" and
"REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in


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compliance with the Securities Act of 1933, as amended (the "ACT"), and the declaration or ordering of effectiveness of such registration statement or document;

                        (c) The term "REGISTRABLE SECURITIES" means (i) the shares of Common Stock issuable or issued upon conversion of the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series C-1 Preferred Stock, as the case may be (such shares of Common Stock are collectively referred to hereinafter as the "STOCK"), and (ii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Stock; PROVIDED, HOWEVER, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or
(B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Act under Section 4(1) thereof in which all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;

                        (d) The term "HOLDER" means any person that is a Stockholder and who owns or has the right to acquire Registrable Securities or any permitted assignee thereof;

                        (e) The term "TEN PERCENT HOLDER" means any Holder that as of the date of measurement beneficially owns, together with its affiliates, ten percent or more of the Fully Diluted Equity of the Company;

                        (f) The term "FIVE PERCENT HOLDER" means any Holder that as of the date of measurement beneficially owns, together with its affiliates, five percent or more of the Fully Diluted Equity of the Company;

                        (g) The term "FULLY DILUTED EQUITY," as of any date of measurement, shall refer to (i) the number of shares of Common Stock issued and outstanding as of such date, PLUS (ii) the number of shares of Common Stock issuable upon conversion of any shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and/or Series C-1 Preferred Stock issued and outstanding as of such date, plus (iii) any shares of Common Stock issuable upon the conversion or exercise of any warrant, option, right or other convertible security issued and outstanding as of such date;

                        (h) The term "FORM S-3" means such form under the Act as in effect on the date hereof or any successor form under the Act; and

                        (i) The term "SEC" means the Securities and Exchange Commission.


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                   1.2  REQUEST FOR REGISTRATION.

                        (a) If the Company shall receive at any time after June 30, 1998 and at such time as both of the following circumstances shall exist: (i) the Company shall have generated total revenues of at least $25,000,000 for the 12 consecutive month period ending on the last day of the calendar month immediately prior to such time and (ii) the Company's income from operations, calculated in accordance with generally accepted accounting principles ("GAAP") and on a basis consistent with the Company's past practices and procedures, shall have been greater than zero for the two most recent fiscal quarters immediately prior to such time, a written request from Holders of more than 20% percent of the Registrable Securities outstanding on that date that the Company file a registration statement under the Act covering the registration of at least thirty percent of the Registrable Securities then outstanding, then the Company shall, within ten days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b), use its reasonable efforts to effect as soon as practicable, and in any event within 90 days of the receipt of such request, the registration under the Act of all Registrable Securities which the Holders request to be registered within 20 days of the mailing of such notice by the Company in accordance with Section 3.6.

                        (b) If the Holders initiating the registration request hereunder ("INITIATING HOLDERS") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this
Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by a majority in interest of the Initiating Holders (calculated based upon the number of Registrable Securities beneficially owned by each Initiating Holder at the time the request shall be made) and shall be reasonably acceptable to the Company and Oracle. In such event, the right of any Holder to include such Holder's Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities that are to be sold in such offering in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting in accordance with the foregoing. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company and the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, in each case in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder electing to participate in the underwriting; provided, however, that the Registrable Securities to be included in such Underwriting shall not be reduced unless all securities (other than Registrable Securities) are first entirely excluded from the underwriting.


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                        (c)  Notwithstanding the foregoing, if the Company
shall furnish to Holders requesting a registration statement pursuant to this
Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; PROVIDED, HOWEVER, that the Company may not utilize this right more than once in any twelve-month period.

                        (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this
Section 1.2:

                             (i)  After the Company has effected one
registration pursuant to this Section 1.2 and such registration shall have been declared or ordered effective; or

                             (ii)  During the period starting with the date
60 days prior to the Company's good faith estimate of the date of filing of, and ending on a date 180 days after the effective date of, a registration subject to Section 1.3 hereof; PROVIDED that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective.

                   1.3 COMPANY REGISTRATION. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its capital stock under the Act in connection with the public offering of such securities solely for cash (other than (i) a registration relating solely to the sale of securities to participants in a Company stock plan or a transaction covered by Rule 145 under the Act, (ii) a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or (iii) any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within 20 days after mailing of such notice by the Company in accordance with Section 3.6, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

                   1.4 OBLIGATIONS OF THE COMPANY. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                        (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 120 days.


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                        (b)  Prepare and file with the SEC such amendments
and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement for up to 120 days.

                        (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                        (d) Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, PROVIDED that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                        (e)  In the event of any underwritten public
offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                        (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for 120 days.

                        (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on the securities exchange or market chosen by the Company and reasonably acceptable to Oracle.

                        (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                        (i) Use its reasonable efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a


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letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

                   1.5 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required in the judgment of counsel to the Company to effect the registration of such Holder's Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 of this Agreement if, as a result of the application of the preceding sentence, the number of Registrable Securities to be included in the registration does not equal or exceed the number of shares required to originally trigger the Company's obligation to initiate such registration as specified in subsection 1.2(a).

                   1.6 EXPENSES OF DEMAND REGISTRATION. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company; PROVIDED, HOWEVER, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of at least 25% of the then outstanding Registrable Securities beneficially owned by Holders other than Oracle agree to forfeit their right to one demand registration pursuant to Section 1.2.

                   1.7 EXPENSES OF COMPANY REGISTRATION. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.13), including (without limitation) all registration, filing, and qualification fees, printers' and accounting fees relating or apportionable thereto and the reasonable fees and disbursements of one counsel for the selling Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, but excluding underwriting discounts and commissions relating to Registrable Securities.

                   1.8 UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize


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the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below 25% of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities in which case the selling stockholders may be excluded if the underwriters make the determination described above and no other stockholder's securities are included or (ii) notwithstanding (i) above, any shares being sold by a stockholder exercising a demand registration right similar to that granted in Section 1.2 be excluded from such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "SELLING STOCKHOLDER," and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

                   1.9 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

                   1.10 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 1:

                        (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the Exchange Act, any state securities law or any


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rule or regulation promulgated under the Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                        (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; PROVIDED FURTHER that, in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

                        (c) Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this
Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the


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indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this
Section 1.10 to the extent its defense has been prejudiced, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

                        (d)  If the indemnification provided for in this
Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; PROVIDED, that in no event shall any contribution by a Holder under this Subsection 1.10(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                        (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                        (f) The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

                   1.11 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                        (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after 90 days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;


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                        (b)  take such action, including the voluntary
registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

                        (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act; and

                        (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after which it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

                   1.12 FORM S-3 REGISTRATION. In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                        (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                        (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.12: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $1,000,000; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 60 days after receipt of the request of the Holder or Holders under this Section 1.12; provided, how-


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ever, that the Company shall not utilize this right more than once in any twelve month period; (4) if the Company has, within the 12 month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.12; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                        (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to Section 1.12, including (without limitation) all registration, filing, qualification, printers' and accounting fees and the reasonable fees and disbursements of counsel for the selling Holder or Holders and counsel for the Company, but excluding any underwriters' discounts or commissions associated with Registrable Securities, shall be borne by the Company. Registrations effected pursuant to this Section 1.12 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

                   1.13 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of Registrable Securities who, immediately following such transfer or assignment, is the beneficial owner of at least five percent (5%) of the Fully Diluted Equity of the Company, or by a Holder of the Company's Series B Preferred Stock in connection with the transfer to a single third party of all shares of Series B Preferred Stock held by such Holder as of the date of such transfer, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 1.

                   1.14 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of Oracle and the Holders of at least 25% of the then outstanding Registrable Securities beneficially owned by Holders other than Oracle, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder
(i) to include such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such holder's securities will not reduce the amount of the Registrable Securities of the Holders which is included or (ii) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of the trigger dates contemplated by subsection 1.2(a) or within 180 days of the effective date of any registration effected pursuant to Section 1.2.

                   1.15 "MARKET STAND-OFF" AGREEMENT. Each Holder hereby agrees that, during the period of duration (up to, but not exceeding, 180 days) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the date of the final prospectus distributed in connection with a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; PROVIDED, HOWEVER, that:

                        (a) such agreement shall be applicable only to offerings commenced during the one year period following the date of the final prospectus distributed pursuant to the first such registration statement of the Company that covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

                        (b) all officers and directors of the Company, all holders of at least two percent the Fully Diluted Equity of the Company at such time, and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements.

                   In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period, and each Holder agrees that, if so requested, such Holder will execute an agreement in the form provided by the underwriter containing terms which are essentially consistent with the provisions of this Section 1.15.

                   Notwithstanding the foregoing, the obligations described in this Section 1.15 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

                   1.16 TERMINATION OF REGISTRATION RIGHTS. No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of (i) five years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public, or (ii) such time (and for so long) as Rule 144 or another similar exemption under the Act is available for the sale of all of such Holder's shares during a three (3)-month period without registration.

                   1.17 TERMINATION OF PRIOR AGREEMENTS. The parties hereto agree that any agreement providing for registration rights for shares of capital stock of the Company or Navio similar to those contemplated by this Agreement entered into prior to the date hereof between Oracle and the Company and between Navio and one or more of the Navio Stockholders, as the case may be, will upon consummation of the Merger be terminated in its entirety and that at such time the terms of such agreement will be entirely superseded by the terms of this Agreement.

                   1.18 APPROVAL OF SUBSEQUENT OFFERINGS. Oracle agrees that between the date hereof and December 31, 1999 it will support as a stockholder of the Company a registered public offering by the Company of the Company's securities at any time during which the Company has satisfied the performance conditions provided for in clauses (i) and (ii) of Section 1.2(a); provided, that such support is at no material cost to Oracle and provided, further, that nothing in this Section 1.18 shall obligate any Director of the Company designated by Oracle to vote for or otherwise support such offering.


              2.   COVENANTS OF THE COMPANY.

                   2.1 DELIVERY OF FINANCIAL STATEMENTS. The Company shall deliver to each Five Percent Holder and each Holder of at least 250,000 shares of the Company's Series B Preferred Stock:

                        (a) as soon as practicable, but in any event within 90 days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder's equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with GAAP and audited and certified by an independent public accounting firm of nationally recognized standing selected by the Company; and

                        (b) as soon as practicable, but in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, an unaudited income statement, a statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter.

                   2.2 RIGHT TO MAINTAIN INTEREST. Subject to the terms and conditions specified in this Section 2.2, the Company hereby grants to each Ten Percent Holder and each Holder of at least 250,000 shares of the Company's Series B Preferred Stock (a "Series B Holder") a right to maintain interest with respect to future sales by the Company of its Shares (as hereinafter defined). A Ten Percent Holder who chooses to exercise its right to maintain interest may designate as purchasers under such right itself or its partners or affiliates in such proportions as it deems appropriate.

                   Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("SHARES"), the Company shall first make an offering of such Shares to each Ten Percent Holder and each Series B Holder in accordance with the following provisions:

                        (a) The Company shall deliver a notice in accordance with Section 3.6 hereof ("NOTICE") to the Ten Percent Holders and Series B Holders stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

                        (b) Within 15 calendar days after delivery of the Notice, the Ten Percent Holder or Series B Holder may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or vested and exercisable securities then held, by such Ten Percent Holder or Series B Holder bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or vested and exercisable securities).

                        (c) The Company may, during the 45-day period following the expiration of the period provided in subsection 2.2(b) hereof, offer the remaining unsubscribed portion of the Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right to maintain interest provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Ten Percent Holders and Series B Holders in accordance herewith.

                        (d)  The right to maintain interest in this Section
2.3 shall not be applicable to (i) the issuance or sale of Common Stock (or options therefor) to employees, consultants and directors, pursuant to plans or agreements approved by the Board of Directors for the primary purpose of soliciting or retaining their services, (ii) consummation of a bona fide, firmly underwritten public offering of shares of Common Stock, registered under the Act pursuant to a registration statement on Form S-1 with proceeds of greater than $20,000,000; (iii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities; (iv) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise; (v) to the issuance of securities to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, or similar transactions; (vi) to the issuance or sale of securities in connection with the consummation of the Merger; (vii) to the issuance of securities that with unanimous approval of the Board of Directors of the Company are not offered to any existing stockholder of the Company; (viii) the issuance after the date hereof of up to 42,909,091 shares of Series A-1 Preferred Stock (less any shares of Series A-1 Preferred Stock issued to Oracle prior to the date hereof), at a purchase price of $1.10 per share; or (ix) the issuance of shares of Series A-1 Preferred Stock pursuant to Oracle's right to purchase Series A-1 Preferred upon the exercise by any Navio stockholder of dissenters' rights.

                   2.3  CO-SALE RIGHTS.

                        (a) Subject to the terms of subsection 2.3(c) below, in the event that any Stockholder (the "SELLING STOCKHOLDER") may desire to sell any shares of Company capital stock held by it, the Selling Stockholder shall first notify all other Stockholders in writing of the proposed sale, at least 30 days prior to the proposed date thereof, which notice shall contain all material terms of the proposed sale, including, without limitation, the name and address of the prospective purchaser, the purchase price and terms of payment, the date of the proposed sale, and the number of shares to be sold. Within 30 days after mailing the notice to the Stockholders, each Stockholder may notify the Selling Stockholder of its desire to sell to the prospective purchaser (or at such Stockholder's option and demand, to the Selling Stockholder, who hereby agrees to purchase in the event that a direct sale from the Selling Stockholder to the prospective purchaser is consummated) all or any part of the shares of Company capital stock which such Stockholder then holds, subject to the next sentence, on the same terms as those on which the Selling Stockholder proposed to sell its Company capital stock to the prospective purchaser. The maximum number of shares which any Stockholder electing to participate in the sale shall be entitled to sell hereunder shall be equal to that number obtained by multiplying the total number of shares of Company capital stock (on an as-converted basis) being sold by the Selling Stockholder by a fraction, the numerator of which is the total number of shares of Company capital stock (on an as-converted basis) held by such Stockholder at such time, and the denominator of which is the total number of such shares held by all Stockholders (on an as-converted basis) at such time. If a Stockholder elects to sell to the prospective purchaser, then the Selling Stockholder shall assign as much of its interest in the agreement of sale with the prospective purchaser as any Stockholder electing to participate in the sale shall be entitled to and shall accept hereunder. If within 30 days after receipt by the Stockholders of notice from the Selling Stockholder of such stockholder's intention to sell to a prospective purchaser the Stockholders do not send notice as set forth above, then the Selling Stockholder shall be free to sell the stock to such prospective purchaser, but only at the time and on the same terms and conditions as outlined in the notice sent to the Stockholders; PROVIDED that in the event such shares are not sold within 120 days of the date of the notice, they shall once again be subject to the right of co-sale provided herein.

                        (b) The provisions of subsection (a) above shall not pertain to or apply to (i) any bona fide pledge of shares of stock made by a Stockholder which creates a mere security interest, or (ii) any transfer made by a Stockholder which is a partnership to its constituent partners, or by a Stockholder which is a corporation to its shareholders, to its parent corporation or to a wholly-owned subsidiary corporation, (iii) any bona fide transfer to an inter vivos trust for the benefit of the transferring Stockholder, or (iv) any bona fide gift to a spouse or direct lineal descendant of a Stockholder or a trust for their benefit.

                        (c) The parties hereto acknowledge that the terms of this Section 2.3 are subordinate to the rights contemplated by Section 1 of the Put/Call and Voting Agreement and subordinate to the rights contemplated by Section 4 of the Put/Call and Voting Agreement. To the extent a Stockholder does not elect to have a portion of his or her equity interest in the Company purchased under Section 1 of the Put/Call and Voting Agreement and to the extent the Ten Percent Holders do not elect to acquire all of the shares of Company capital stock being offered by the Stockholder under
Section 4 of the Put/Call and Voting Agreement, then and only then shall the co-sale right contemplated by this Section 2.3 be effective. The notice provisions contemplated in this Section 2.3 may be satisfied concurrently with and in tandem with the notice provisions contemplated in the Put/Call and Voting Agreement.

                   2.4 LIMITED APPROVAL RIGHTS. So long as Oracle shall beneficially own at least a majority in interest of the Fully Diluted Equity of the Company, the approval of Oracle shall be required for the Company or any of its subsidiaries to do or effect any of the following:

                        (a) any incurrence, assumption or issuance by the Company or any of its subsidiaries of any indebtedness for borrowed money that when aggregated with the principal amount of all other indebtedness of borrowed money of the Company and its subsidiaries at such time exceeds $1,000,000; or

                        (b) the incurrence or entering into by the Company or any of its subsidiaries of any operating or capital property or equipment lease with a minimum term in excess of two years or which requires the Company or its subsidiaries, as the case may be, to make minimum aggregate payments thereunder in excess of $ 1,000,000.

                   2.5 RESTRICTIVE LEGENDS. The Stockholders and the Company agree that all certificates of stock evidencing the capital stock of the Company issued to the Stockholders shall prior to their issuance be endorsed as follows for so long as this Agreement shall remain in effect:

                   THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE TERMS OF A STOCKHOLDERS AGREEMENT DATED AS OF [CLOSING DATE] BETWEEN THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY, COPIES OF WHICH ARE ON FILE AT THE OFFICES OF THE COMPANY.

                   2.6 TERMINATION OF CERTAIN COVENANTS. The covenants set forth in Section 2 shall terminate as to Stockholders and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when the Company first becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act, whichever event shall first occur.

                   2.7 AGREEMENT TO BE BOUND. As a condition to the consummation of any purported transfer of any of the Company's capital stock, which transfer complies in all respects with the terms of this Section 2 and the Put/Call and Voting Agreement, the transferee of such shares of capital stock shall have agreed in writing to be bound by the terms of this Section 2 and by the terms of the Put/Call and Voting Agreement. The transferor and transferee of such shares shall give prompt notice of the transfer and deliver a copy of the agreement to be bound to the Company in advance of the actual date of transfer.

              3.   MISCELLANEOUS.

                   3.1 EFFECTIVENESS OF AGREEMENT. This Agreement shall only become effective at the Effective Time (as defined in the Merger Agreement).

                   3.2 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                   3.3 GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any California state or federal court sitting in either of San Mateo or San Francisco counties.

                   3.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                   3.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                   3.6 NOTICES. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address as set forth below or on EXHIBIT A hereto or as subsequently modified by written notice.

                   3.7 EXPENSES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                   3.8 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, Oracle and Holders of at least 25% of the then outstanding Registrable Securities beneficially owned by Holders other than Oracle. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

                   3.9 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (x) such provision shall be excluded from this Agreement, (y) the balance of the Agreement shall be interpreted as if such provision were so excluded and (z) the balance of the Agreement shall be enforceable in accordance with its terms.

                   3.10 AGGREGATION OF STOCK. All shares of Company capital stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                   3.11 OWNERSHIP OF SHARES. Each Navio Stockholder represents and warrants that such stockholder is the record and beneficial owner of each of the shares of Navio capital set forth opposite the name of the stockholder on EXHIBIT A hereto and that such stockholder is not the owner of record or beneficially of any shares of Navio other than those provided for on such exhibit.


                            [Signature Page Follows]

The parties have executed this Stockholders Agreement as of the date first above written.

                                         STOCKHOLDERS:

NETWORK COMPUTER, INC.                   -----------------------------------
                                         (Stockholder)


By:                                      By:
   -----------------------------------      --------------------------------

Name:                                    Name:
     ---------------------------------        ------------------------------
                    (print)
Title:                                   Title:
      --------------------------------         -----------------------------


ORACLE CORPORATION

By:
   -----------------------------------

Name:
     ---------------------------------

Title:
      --------------------------------

                                       +
                                   EXHIBIT A

                                 STOCKHOLDERS

                    NAME/ADDRESS                      NO. OF SHARES
                    ------------                      -------------
          Netscape Communications Corporation           12,777,778

          Wei Yen                                        8,333,334

          Sony Corporation                               2,222,222

          Acer America Corporation                         740,741

          All Holdings Corporation                         370,370

          Sega Enterprises, Ltd.                         1,111,111

          Nintendo Co., Ltd.                             1,111,111

          NEC Corporation                                1,111,111